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                                                                Exhibit (a)(21)

                                 THE GALAXY FUND
                        (A Massachusetts Business Trust)

                     CERTIFICATE OF CLASSIFICATION OF SHARES


                  I, W. Bruce McConnel, III, do hereby certify as follows:

                  (1) That I am the duly elected Secretary of The Galaxy Fund ("Galaxy");

                  (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Galaxy at the regular meeting of the Board held on March 2, 2000;

                  (3) That the following resolutions were duly adopted at the meeting by the Board of Trustees of Galaxy:

         CLASSIFICATION OF SHARES

                  RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified into a new class of shares denominated as Class NN shares, consisting of three separate series of shares of beneficial interest designated as Class NN-Series 1 shares, Class NN-Series 2 shares and Class NN-Series 3 shares, each series representing interests in the Pan Asia Fund;

                  FURTHER RESOLVED, that all consideration received by Galaxy for the issue or sale of Class NN-Series 1 shares shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of Class NN-Series 2 shares and Class NN-Series 3 shares and any other shares of beneficial interest in Galaxy hereafter designated as Class NN shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class NN shares (irrespective of series designation) by the Board of Trustees in accordance with Galaxy's Declaration of Trust, and each Class NN-Series 1 share, Class NN-Series 2 share and Class NN-Series 3 share shall share in proportion to their respective net asset values with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or

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         liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each Class NN-Series 1 share, Class NN-Series 2 share and Class NN-Series 3 share newly classified hereby shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption accorded shares of beneficial interest in Galaxy now or hereinafter designated as Class NN shares (irrespective of series designation); and

                  FURTHER RESOLVED, that each Class NN-Series 1 share, each Class NN-Series 2 share and each Class NN-Series 3 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Galaxy now or hereafter designated as a Class NN share (irrespective of whether said share has been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of Galaxy in respect of Class NN shares (irrespective of series designation) and in respect of any general expenses and liabilities of Galaxy allocated to Class NN shares by the Board of Trustees in accordance with Galaxy's Declaration of Trust; PROVIDED, HOWEVER, that to the extent permitted by rule or order of the Securities and Exchange Commission and as the Board of Trustees may from time to time determine:

                  (a) only Class NN-Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class NN-Series 1, as well as any other expenses and liabilities directly attributable to Class NN-Series 1 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                  (b) only Class NN-Series 2 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class NN-Series 2, as well as any other expenses and liabilities directly attributable to Class NN-Series 2 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                  (c) only Class NN-Series 3 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class NN-Series 3, as well as any other expenses and liabilities directly attributable to Class NN-Series 3 shares which the Board of Trustees determines should be borne solely by shares of such Series;


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                  (d) Class NN-Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class NN shares other than shares of its Series 1, as well as any other expenses and liabilities directly attributable to shares of Class NN other than Class NN-Series 1 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                  (e) Class NN-Series 2 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class NN shares other than shares of its Series 2, as well as any other expenses and liabilities directly attributable to shares of Class NN other than Class NN-Series 2 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                  (f) Class NN-Series 3 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class NN shares other than shares of its Series 3, as well as any other expenses and liabilities directly attributable to shares of Class NN other than Class NN-Series 3 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                  (g) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class NN-Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class NN-Series 1 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class NN-Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class NN-Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class NN-Series 1 shares;

                  (h) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements,


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                  arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class NN-Series 2 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class NN-Series 2 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class NN-Series 2 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class NN-Series 2 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class NN-Series 2 shares;

                  (i) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (c) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class NN-Series 3 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class NN-Series 3 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class NN-Series 3 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class NN-Series 3 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class NN-Series 3 shares;

                  (j) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) or clause (c) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class NN-Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class NN-Series 1 shares, such shares shall be entitled to vote, and in such case, Class NN-Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees;

                  (k) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) or clause (c) above (or to any plan or other document adopted by Galaxy relating to said agreements,


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                  arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class NN-Series 2 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class NN-Series 2 shares, such shares shall be entitled to vote, and in such case, Class NN-Series 2 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees;

                  (l) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) or clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class NN-Series 3 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class NN-Series 3 shares, such shares shall be entitled to vote and, in such case, Class NN-Series 3 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees; and

                  (m) With respect to Class NN-Series 3 shares, the first sentence of Section 5.1B(9) of Galaxy's Declaration of Trust shall not apply, and the following shall apply instead:

                           To the extent of the assets of the Trust legally available for such redemptions, a Shareholder of the Trust shall have the right to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to the classes with the same alphabetical designation as such class at a redemption price equal to the net asset value per Share for such Shares being redeemed next determined after receipt of a request to redeem in proper form as determined by the Trustees, less such deferred sales charge, redemption fee or other charge, if any, as may be fixed by the Trustees, subject to the right of the Trustees to suspend the right of redemption of Shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

                  (n) Class NN-Series 3 shares shall be convertible into Class NN-Series 2 shares on the basis of the relative net asset value of the shares converted, and otherwise after such time or times, and upon such conditions and pursuant to such procedures, as shall be determined by the Trustees from time to time in connection with the issuance and sale of such shares.


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                  (o) That the foregoing resolutions remain in full force and effect on the date hereof.


                                                 /s/ W. Bruce McConnel, III
                                                 --------------------------
                                                 W. Bruce McConnel, III
                                                 Secretary

Dated: April 12, 2000

Subscribed and sworn to before
me this 12th day of April, 2000

/s/ Dorothea A. Natale
-----------------------
Dorothea A. Natale
Notary Public




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